UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12
UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UFP TECHNOLOGIES, INC.
100 HALE STREET
NEWBURYPORT, MASSACHUSETTS 01950‑3504 USA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
UFP TECHNOLOGIES, INC.
To Be Held on June 4, 2026
The Annual Meeting of Stockholders of UFP Technologies, Inc. (“we,” “us,” “our,” or the “Company”) will be held on June 4, 2026, at 10:00 a.m., Eastern Daylight Time. There will be no physical meeting location. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting http://www.virtualshareholdermeeting.com/UFPT2026 and entering your 16-digit control number included in your proxy materials or on your proxy card. The Annual Meeting will be for the following purposes:
1.To elect the seven directors identified as standing for election in the accompanying proxy statement, each to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected;
2.To vote on a non‑binding advisory resolution to approve the compensation of our named executive officers;
3.To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2026; and
4.To transact such other business as may properly come before the 2026 Annual Meeting of Stockholders, and at any adjournment or postponement thereof.
The Board of Directors has fixed April 10, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 4, 2026.
You are cordially invited to attend the virtual Annual Meeting.

By Order of the Board of Directors
Christopher P. Litterio
Secretary
Newburyport, Massachusetts
April 30, 2026

YOUR VOTE IS IMPORTANT
YOU ARE URGED TO VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE‑PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ANNUAL MEETING.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON JUNE 4, 2026: This Proxy Statement, our Annual Report for the fiscal year ended December 31, 2025 and the Proxy Card are available free of charge at our website, www.ufpt.com/investors/filings.html.
UFP TECHNOLOGIES, INC.
100 HALE STREET NEWBURYPORT, MASSACHUSETTS 01950‑3504 USA
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 4, 2026
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of UFP Technologies, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), with its principal executive offices at 100 Hale Street, Newburyport, MA 01950‑3504, for use at the Annual Meeting of Stockholders to be held on June 4, 2026, and at any adjournment or postponement thereof (the “Meeting”). The accompanying proxy relating to the Meeting is solicited on behalf of our Board of Directors and the cost of such solicitation will be borne by us. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 4, 2026. Certain of our officers and employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.
Only stockholders of record at the close of business on April 10, 2026 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,736,939 shares of our Common Stock, $0.01 par value (the “Common Stock”). Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.
The Meeting will be held as a virtual meeting only, via a live audio webcast. There will be no physical meeting location. You will be able to attend the Meeting online and vote your shares electronically during the Meeting by visiting http://www.virtualshareholdermeeting.com/UFPT2026 and entering your 16-digit control number included in your proxy materials or on your proxy card. Even though the Meeting is being held virtually, stockholders will have the ability to participate in, hear others, and ask questions during the Meeting.
The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on June 4, 2026. Online check-in will begin promptly at 9:45 a.m. Eastern Daylight Time on that date, and you should allow ample time for the online check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at http://www.virtualshareholdermeeting.com/UFPT2026.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company currently has a total of seven directors, who were elected to serve until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Each nominee, if elected, will serve for a one-year term ending at the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.
Each nominee has indicated his or her willingness to serve, if elected. It is the intention of the people named as proxies to vote for the election of the nominees. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. We have no reason to believe that any of the nominees will be unable to serve if elected. The nominees have not been nominated pursuant to any arrangement or understanding with any person.
The following table sets forth certain information with respect to each of our current directors and nominees for director. When used below, positions held with us include positions held with our predecessors and subsidiaries:

					Board Committees
Name	Age	Position	Director Since	Year Term Expires/ Will Expire If Elected	Audit Committee	Compensation Committee	Nominating Committee
R. Jeffrey Bailly	64	Chief Executive Officer and Chairman of the Board of Directors (1)	1995	2027
Thomas Oberdorf	68	Director	2004	2027	X		X
Marc Kozin	64	Director	2006	2027		X	X
Daniel C. Croteau†	60	Director	2015	2027		X	X (Chair)
Cynthia L. Feldmann	73	Director	2017	2027	X (Chair)		X
Joseph John Hassett	68	Director	2022	2027		X (Chair)	X
Symeria Hudson	58	Director	2022	2027	X		X
_______________________
†Lead Independent Director
(1)Effective as of June 4, 2026, Mr. Bailly will retire from his position as the Chief Executive Officer of the Company. If elected to serve as a director at the 2026 Annual Meeting of Stockholders, Mr. Bailly will serve as Executive Chairman of the Board.
Mr. Bailly has served as Chairman of the Board since October 2006 and as Chief Executive Officer and a director since January 1, 1995. He joined the Company in 1988 and served as a Division Manager (1989-1992), General Manager Northeast Operations (1992-1994), Vice President of Operations (1994-1995), and as its President (1995-2024). From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a member of World Presidents’ Organization. As a result of these and other professional experiences, Mr. Bailly possesses particular knowledge and experience in operations, accounting, finance, mergers and acquisitions, and executive leadership within a manufacturing environment that strengthens the Board’s collective qualifications, skills, and experience.
Mr. Oberdorf has served as one of our directors since 2004. Mr. Oberdorf was Chief Executive Officer of SIRVA, Inc., a leading global provider of moving and relocation services to corporations, consumers, and governments, from October 2017 until his retirement in January 2025. He remained employed as a Senior Advisor at SIRVA until July 2025.

He was Chairman of SIRVA from August 2018 to September 2024 and was Chief Financial Officer from August 2011 to October 2017. From August 2010 through March 2011, Mr. Oberdorf consulted for Orchard Brands, a multi‑channel marketer of men’s and women’s apparel for the 55+ market segment. From December 2008 through August 2010, Mr. Oberdorf was Executive Vice President and Chief Financial Officer of infoGROUP, Inc., which provides business and consumer databases for sales leads and mailing lists, database marketing services, data processing services, e‑mail marketing, market research, and sales and marketing solutions. From June 2006 through 2008, Mr. Oberdorf was Senior Vice President, Chief Financial Officer, and Treasurer of Getty Images Inc., the world’s leading creator and distributor of still imagery, footage, and multi‑media products, as well as a recognized provider of other forms of premium digital content, including music. From March 2002 through June 2006, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and ecommerce solutions company, where he served as a consultant from November 2001 through February 2002. From February 1999 through October 2001, Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG’s subsidiary, BeMusic Direct, a direct‑to‑consumer music sales company. From January 1981 through January 1999, Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment—Finance. As a result of these and other professional experiences, Mr. Oberdorf possesses particular knowledge and experience in manufacturing and accounting, finance, capital markets, and public company experience that strengthen the Board’s collective qualifications, skills, and experience.
Mr. Kozin has served as one of our directors since 2006. Mr. Kozin served as President of L.E.K. Consulting from 1997 through 2011 and as a Senior Advisor from 2011 through 2018. In December 2022, Mr. Kozin transitioned to the Board of Healthcare Royalty Holdings from that company’s Strategy Advisory Board where he had been serving as chairperson since January 2013. Previously, Mr. Kozin served on the boards of directors of Endocyte (sold to Novartis), Dyax (sold to Shire), Dicerna (sold to Novo Nordisk), Chimerix (sold to Jazz), Frequency Therapeutics (merged with Korro), Flex Pharma (merged with Salarius), VBL Therapeutics (merged with Notable), OvaScience (merged with Millendo), Crunchtime! Information Systems, Medical Simulation Corporation, Brandwise, Advizex, Lynx Therapeutics, Inc., Assurance Medical, Inc., and Isleworth Healthcare Acquisition Corporation. As a result of these and other professional experiences, Mr. Kozin possesses particular knowledge and experience in strategic planning and the leadership of complex organizations that strengthen the Board’s collective qualifications, skills, and experience.
Mr. Croteau has served as one of our directors since December 2015. Presently Mr. Croteau is a member of the Board of Directors of Corza Medical, a private equity-backed company that specializes in high performance wound closure products, biosurgical products and ophthalmic instrumentation. Mr. Croteau served as the CEO of Corza Medical from January of 2021 to January of 2023, when he retired. His prior company, Surgical Specialties Corporation, was acquired in January 2021 and was simultaneously combined with the Tachosil Business from Takeda Pharmaceuticals to form Corza Medical. Mr. Croteau was the Chief Executive Officer of Vention Medical from January 2011 until March 2017, when he resigned in connection with the acquisition of Vention Medical by Nordson Corporation and the divestiture of the Vention Device Manufacturing Services business unit to MedPlast Inc. Vention Medical provides component manufacturing, assembly and design services for disposable medical devices, with fourteen facilities across the United States, Central America, Ireland, and Israel. Prior to assuming his role with Vention Medical, Mr. Croteau was President of FlexMedical from July 2005 through December 2010. FlexMedical is the medical division of Flex (Nasdaq: FLEX), which provides manufacturing and supply chain services for disposable medical devices, medical equipment, and drug delivery devices. From July 2004 to June 2005, Mr. Croteau served as the Executive Vice President and General Manager of Orthopedics for Accellent (renamed Lake Region Medical in 2014 and now a division of Integer), a manufacturer of specialty components and finished medical devices used in orthopedic, cardiology, and surgical devices. From August 1999 to June 2004, Mr. Croteau served as an executive at MedSource Technologies, which was merged in June 2004 with UTI Corporation to form Accellent. As Senior Vice President at MedSource Technologies, Mr. Croteau was responsible for sales, marketing, strategy and acquisitions. Prior to entering the medical device industry in 1999, Mr. Croteau spent the majority of his career in various roles at General Electric and working as a consultant for Booz & Company in Sydney, Australia. Mr. Croteau has a Bachelor of Science degree in mechanical engineering from the University of Vermont and a Master of Business Administration from Harvard Business School. Since May 2019, Mr. Croteau has served on the board of directors of Resonetics, a privately held laser manufacturing services company providing micro components to global medical device companies. From October 2014 to March 2018 and from July 2020 to present, Mr. Croteau also served as a member of the board of directors of Inventus Power, a privately held, global manufacturer of custom battery packs, chargers, and portable power supply systems. Since December 2024, Mr. Croteau has served on the board of directors of Zeus Inc., a leading provider of tubing, catheter componentry, heat shrinks, bioabsorbable and implantable medical products, sutures, fiber optics coatings to medical and aerospace markets. As a result of these and other professional experiences, Mr. Croteau possesses knowledge and experience in manufacturing and design, particularly in the medical device industry, that strengthens the Board’s collective qualifications, skills, and experience.

Ms. Feldmann has served as one of our directors since June 2017. From 2022 until 2025, Ms. Feldmann served on the board of Alexandria Real Estate Equities, Inc. (NYSE: ARE), an urban office real estate investing trust focused on collaborative life science, agtech and technology campuses in AAA innovation cluster locations. She served on the Alexandria board’s Science and Technology Committee. Ms. Feldmann served on the board of Frequency Therapeutics, Inc. (Nasdaq: FREQ), a clinical-stage biotechnology company focused on harnessing the body’s innate biology to repair or reverse damage caused by a broad range of degenerative diseases, where she also chaired the Frequency Audit Committee from September 2020 until November 2023 when Frequency was combined with Korro Bio (Nasdaq: KRRO) in a reverse merger. Since 2005, Ms. Feldmann has served on the board of directors of STERIS PLC (NYSE: STE), a provider of infection prevention, decontamination, and health science technologies, products and services. She chairs the STERIS Nominating & Governance Committee and previously chaired and is a current member of the Audit Committee. She also previously served as a member of the STERIS Compliance and Technology Committee. From 2013 to 2023 Ms. Feldmann served on the board of trustees and was a member and previously chaired the Finance Committee of Falmouth Academy, an academically rigorous, co-ed college preparatory day school for grades 7 to 12. Ms. Feldmann continues to serve as a Board Member Emeritus at Falmouth Academy. Cynthia previously served on the publicly traded company Boards of Hanger Inc., Heartware International, Inc., and Hayes-Lemmerz. Previously, Ms. Feldmann had a 27-year career in public accounting; she was Partner at KPMG LLP, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups and was National Partner-in-Charge of the Life Sciences practice for Coopers & Lybrand (now PricewaterhouseCoopers LLP), among other leadership positions she held during her career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board's Executive Committee during her tenure from 1997 to 2001. Ms. Feldmann is a retired CPA. As a result of these and other professional experiences, Ms. Feldmann possesses particular knowledge and experience in accounting, finance, and capital markets, and public company experience particularly in the medical device industry, that strengthens the Board’s collective qualifications, skills and experience.
Mr. Hassett has served as one of our directors since June 2022. Mr. Hassett was Senior Vice President and Chief Transformation Officer for Analog Devices Inc, (“ADI”) up to his retirement in November 2024, prior to that he was Senior Vice President and Chief Operating Officer for the Maxim Business since August 2021 where he led ADI’s strategic and operational focus to integrate Maxim Inc., a $2.5 billion business acquired by ADI in August 2021. He also serves on Deloitte Semiconductor sector Advisory Board. Mr. Hassett brings extensive experience as a business leader, having run ADI’s largest revenue-generating business, operational expertise leveraging his previous Global Operations & Technology leadership, in addition to his various engineering management roles with ADI. Previously, Mr. Hassett was Senior Vice President, Corporate Integration Management where he led significant efforts in M&A transactions and was responsible for developing strategies that drove the integration of multi-billion-dollar transactions from due diligence to fully integrated entities from December 2020 to July 2021. Previously, Mr. Hassett was Senior Vice President of Industrial and Consumer Group from November 2019 to December 2020 where he led growth initiatives that leveraged its extensive franchise capability in measurement, sensing, and testing. He was Senior Vice President of Global Operations & Technology from May 2015 to November 2019, where he was instrumental in setting and executing our manufacturing strategy and creating a world-class, scalable supply chain to deliver outstanding quality for our customers. Mr. Hassett joined ADI in 1982 after graduating from the University of Limerick where he earned a Bachelor of Science degree in Manufacturing Engineering. Mr. Hassett also holds a Master of Business Administration from the University of Limerick. As a result of these professional experiences, Mr. Hassett possesses particular knowledge and experience in strategic and operational efforts related to merger and acquisition transactions and extensive experience as a global leader in revenue generation, operations, and engineering management that strengthens the Board's collective qualifications, skills, and experience.
Ms. Hudson has served as one of our directors since June 2022. Presently, Ms. Hudson is the President and CEO of United Way Miami. Prior to the United Way Miami role, she served as CEO of Chapman Partnership from November 2018 through July 2022. Since August 2018, Ms. Hudson has served as an Operating Advisor for Revival Healthcare Partners; as an executive Board Member and on the Governance and Audit Committee for MTF Biologics from July 2021 through December 2024; and as a Board Member for Baxter Foundation. From April 2016 to January 2018, Ms. Hudson was the President of Global Franchises and Innovation for ConvaTec, a $1.8 Billion international medical products and technologies company. From December 2013 to March 2016, Ms. Hudson served in various strategic leadership roles for Baxter, Inc., a $10.7 billion company that develops, manufactures, and markets products providing a broad portfolio of essential renal hospital products including home, acute and in-center dialysis; sterile IV solutions; and infusion systems and devices. Before joining Baxter, Ms. Hudson was the VP of Continuous Improvement & Transformation for Hospira, Inc (now Pfizer), a $4 billion world leader in specialty generic injectable pharmaceuticals, generic acute-care and oncology injectables, integrated infusion therapy devices and medication management solutions. From May 2005 to July 2013, Ms. Hudson served as General Manager of Medication Management Systems, VP of Global Marketing for On-Market Product

Strategies Devices, VP of Marketing – US Region Medication Management Systems, and VP of Continuous Improvement and Transformation. Between August 1999 and February 2005, Ms. Hudson served in various leadership roles for Aon Corporation, an $8 billion risk management, retail, reinsurance & wholesale brokerage, claims management, specialty services, and human capital consulting services company; and Household International, an $8 billion financial service provider of consumer loans, credit cards, auto finance, and credit insurance products in the US, UK, and Canada. Ms. Hudson holds a Master of Business Administration from Harvard Business School and a BS from Alabama A&M University. She was recognized as a Top 50 Business Leader of Color in 2015. As a result of these experiences, Ms. Hudson possesses the knowledge and leadership experience, particularly in the medical products and technologies industries that strengthen the Board’s collective qualifications, skills, and experience.
Vote Required
Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. Votes withheld and broker non‑votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the Meeting will be elected as directors. Proxies solicited by the Board will be voted “for” the nominees listed above unless a stockholder has indicated otherwise in the proxy.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE AS STANDING FOR ELECTION AT THE MEETING, TO SERVE UNTIL THE ANNUAL MEETING OF OUR STOCKHOLDERS IN 2027, AS DESCRIBED ABOVE.

EXECUTIVE OFFICERS
The names of our current executive officers, who are not also members of our Board of Directors, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Ronald J. Lataille	64	Senior Vice President, Treasurer, and Chief Financial Officer
Mitchell C. Rock (1)	58	President
Christopher P. Litterio	63	General Counsel, Secretary, and Senior Vice President of Human Resources
Jason Holt	52	Senior Vice President
(1) Effective June 4, 2026, Mr. Rock will serve as the Chief Executive officer of the Company.

Mr. Lataille joined the Company in November 1997 as our Chief Financial Officer. Prior to joining us, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc., from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. From 1984 to 1991, Mr. Lataille, a former certified public accountant, was employed by Coopers & Lybrand.
Mr. Rock initially joined the Company in 1991 and served as Director, Sales and Marketing of what was our Moulded Fibre division. From May 1999 through October 2000, Mr. Rock served as Vice President, Sales and Business Development of Esprocket, an internet start-up company. Mr. Rock rejoined us in April 2001 as Vice President, Sales and Marketing of what was our Moulded Fibre division and served as our Vice President of Sales and Marketing from May 2002 to June 2014. From June 2014 to June 2021, Mr. Rock served as our Senior Vice President of Sales and Marketing, and from January 1, 2020 to June 2021, Mr. Rock also served as General Manager, Medical. From June 2021, Mr. Rock served as President, UFP MedTech. Since February 2024, Mr. Rock has served as President of the Company. Since 2016, Mr. Rock has also served on the board of directors of Outlook Amusements, Inc., an entertainment company specializing in advice-based products and services.
Mr. Litterio joined the Company in November 2017 as General Counsel and Senior Vice President of Human Resources. From 1989 until 2017, Mr. Litterio was engaged in the private practice of law at Ruberto, Israel & Weiner, PC, a Boston-based law firm, where he focused on complex business litigation and employment law. From 2005 until 2017, he served as the firm’s managing partner, and from 2000 until 2005, he was the chair of the firm’s litigation department.
Mr. Holt joined the Company in 2018 as General Manager and in June of 2021 was appointed Vice President by the Board of Directors. Since January 2023, Mr. Holt was General Manager of Advanced Components as well as Chief Commercial Officer of MedTech. From January 2024 to February 2026, Mr. Holt was Chief Commercial Officer overseeing the development and customer interfacing functions of the Company’s business. Effective February 2026, Mr. Holt was promoted to Senior Vice President. From 2004-2018, Mr. Holt held a number of leadership positions at a Fortune 200 company, Illinois Tool Works, where he ultimately became Vice President and General Manager of a $100+ million business unit.
Executive officers are chosen by and serve at the discretion of our Board of Directors.

CORPORATE GOVERNANCE
Corporate Governance Highlights
•85.7% of director nominees are independent (6 of 7) strengthening objective oversight.
•100% Independent Board Committees (Audit, Compensation and Nominating)
•29% of directors are women.
•A Lead Independent Director is appointed by the Board of Directors and presides over executive sessions of independent directors at every scheduled meeting, ensuring active oversight.
•All directors stand for election annually.
•The Company does not have a shareholder rights plan in place (no poison pill), aligning with best practices for shareholder rights.
•The Company has a Clawback Policy in place.
•Board Committee Charters and Corporate Governance Guidelines are reviewed annually to ensure effectiveness.
Corporate Governance Framework
Our Board of Directors has adopted a set of Corporate Governance Guidelines and, as described in further detail below, a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The guidelines and Code of Business Conduct and Ethics, together with the charters of the standing committees of our Board of Directors, our certificate of incorporation, and bylaws, are the framework of our corporate governance. Our governance materials are available on our website, www.ufpt.com/investors/governance.html.
Meetings of the Board of Directors
Our Board of Directors held four meetings during 2025. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and each committee that each such director served on during 2025. All our directors are encouraged to attend our Annual Meeting of Stockholders. All our directors were in attendance at our 2025 Annual Meeting.
Independence, Diversity, Leadership Structure and Board Committees
Independence
Our Common Stock is listed on the NASDAQ Stock Market LLC, or Nasdaq, and Nasdaq’s listing standards relating to director independence apply to us. The Board of Directors has determined that the following current directors are independent under applicable Nasdaq listing standards: Messrs. Croteau, Kozin, Hassett and Oberdorf, and Mses. Feldmann and Hudson, which constitutes 85.7% of the total directors.
Diversity
We strive to have the members of our Board of Directors possess a diverse set of skills and backgrounds so as to best provide guidance to the management team and oversight to the Company. While the Nominating Committee does not have a formal policy in this regard, the Nominating Committee views diversity broadly to include a diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Skills sought include financial, capital markets, manufacturing, engineering, executive leadership, sales and marketing, organizational growth, human resources, and strategic planning. We believe our Board of Directors has a minimum of one director for each of these skills.

Leadership Structure
As noted above, our Board of Directors is currently comprised of seven directors, six of whom are independent under applicable standards.
Mr. Bailly has served as Chief Executive Officer and member of the Board since January 1, 1995. He has served as Chairman of the Board since 2006.
Effective June 4, 2026, Mr. Bailly will retire from his position as Chief Executive Officer of the Company, and Mr. Rock will serve as Chief Executive Officer of the Company. If elected to the Board at the 2026 Annual Meeting of Stockholders, Mr. Bailly will serve as the Executive Chairman of the Board. We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies.
Even though the positions of Executive Chairman of the Board and Chief Executive Officer will be held by different persons, because the Executive Chairman will continue to be a high ranking employee of the Company, the Board also believes it is appropriate for the independent directors to elect one independent director to serve as a Lead Independent Director. In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to: (1) coordinate with the Chairman of the Board and Chief Executive Officer in establishing the agenda and topic items for Board meetings; (2) retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and (3) perform such other functions as the independent directors may designate from time to time. Mr. Croteau currently serves as the Lead Independent Director, a position he has held since July 2021.
Our Board of Directors has determined that its structure with a separate Chairman and Chief Executive Officer roles is in the best interests of the Company and its stockholders at this time. A number of factors support the leadership structure chosen by the Board, including, among others:
•The Board believes this governance structure promotes balance between the Board's independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis.
•The separation of the Executive Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing and leverage the experience and perspectives of the Executive Chairman, particularly in Mr. Rock’s first year of transition into that role.
We believe that this structure will be beneficial to us and our stockholders.
Risk Oversight
Our Board of Directors is responsible for providing guidance and overseeing our strategic objectives and corresponding risk management process. The Board focuses on our general risk management strategy, the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.
The Board of Directors has delegated to the Audit Committee oversight of certain aspects of our risk management process. Among its duties, the Audit Committee reviews with management (a) our policies with respect to risk assessment and risk management as well as our significant areas of financial risk exposure and (b) steps management has taken to monitor and control such exposure, including our system of disclosure controls and procedures and system of internal controls over financial reporting. Our Audit Committee reviews our environmental, social and governance initiatives, as well as the Company’s information security procedures. In 2025, the Company adopted an Information Technology policy to govern the use of Artificial Intelligence. Our Compensation Committee also considers and addresses risk as it performs its committee responsibilities. Both committees report to the full Board as appropriate.
Our management is responsible for day‑to‑day risk management. Our Finance and Internal Audit functions serve as the primary monitoring and testing function for company‑wide policies and procedures and manage the day‑to‑day oversight of the risk management strategy for the ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face, and our Board leadership structure supports this approach.
Code of Ethics
Pursuant to Section 406 of the Sarbanes‑Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions. We also have in place a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. We require all of our directors, officers and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Ethics for Senior Financial Officers, as amended, is available at our website, www.ufpt.com/investors/governance.htmlas an attachment to our Code of Business Conduct and Ethics. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8‑K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.
Nominating Committee
The Board of Directors has a Nominating Committee, which met on one occasion in 2025, and is currently composed of Messrs. Croteau, Hassett, Kozin and Oberdorf, and Mses. Feldmann and Hudson, each of whom is an independent director under applicable Nasdaq standards. Mr. Croteau serves as Chair. Director nominees are selected by the Nominating Committee. The Nominating Committee operates pursuant to a written charter (the “Nominating Committee Charter”) that was adopted by the Board of Directors and complies with applicable Nasdaq listing standards. The Nominating Committee Charter is available at our website, www.ufpt.com/investors/governance.html. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, skills, including financial literacy and experience in the context of the needs of the Board, and concern for the long‑term interests of the stockholders. The Nominating Committee does not assign any particular weight or importance to any one of these factors but rather considers them as a whole. In general, the people recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for election as a director at the 2027 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” below.
Compensation Committee
The Board of Directors has a Compensation Committee, which met on five occasions in 2025, and is currently composed of Messrs. Kozin, Croteau and Hassett, each of whom is an independent director under applicable Nasdaq standards. Mr. Hassett serves as the Chair. The Compensation Committee operates pursuant to a written charter (the “Compensation Committee Charter”) that was adopted by the Board of Directors and complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at our website, www.ufpt.com/investors/governance.html. Under the provisions of the Compensation Committee Charter, the primary functions of the Compensation Committee include determining salaries and bonuses for our executive officers, individuals to whom stock options and other equity‑based awards are granted, and the terms upon which such grants and awards are made, adopting incentive plans, overseeing risks associated with our compensation policies and practices, evaluating the performance of our executive officers, reviewing with management compensation disclosures to be included in our filings with the Securities and Exchange Commission (“SEC”), and determining director compensation, benefits and overall compensation. The Compensation Committee of the Board of Directors may delegate limited authority to the Chief Executive Officer of the Company or one or more other officers of the Company (each, a “Designated Officer”) to assist the Compensation Committee administer and operate the 2003 Incentive Plan (as amended and restated) and to grant equity-based awards to persons other than a Designated Officer or any person who is an officer (as defined in Rule 16a-1(f)) of the Exchange Act). The Compensation Committee has the sole discretion and express authority to retain and terminate any compensation consultant, including sole authority to approve the consultant’s fees and other retention terms.
For a further description of our determination of executive and director compensation, see “Executive Compensation” below.

Audit Committee
The Board of Directors has an Audit Committee, which met on seven occasions in 2025, and is currently composed of Mses. Feldmann and Hudson and Mr. Oberdorf, each of whom meets the enhanced independence standards for audit committee members set forth in applicable SEC rules and Nasdaq listing standards. Ms. Feldmann serves as Chair. The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”) that was adopted by the Board of Directors and complies with currently applicable SEC rules and Nasdaq listing standards. The Audit Committee Charter is available at our website, www.ufpt.com/investors/governance.html. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence, appointment, retention, compensation and performance of our registered public accounting firm and (iv) the review and assessment of our system of internal controls and procedures. The Audit Committee is also responsible for overseeing management’s maintenance of “whistle‑blowing” procedures, the review and approval of all related-party transactions and the oversight of certain other compliance matters. See “Report of the Audit Committee” below.
Report of the Audit Committee
The Audit Committee of the Board of Directors is comprised of three independent directors, each of whom meet the enhanced independence standards for audit committee members set forth in applicable SEC rules and Nasdaq listing standards. Ms. Feldmann, Mr. Oberdorf, and Ms. Hudson served on the Audit Committee from the beginning of the fiscal year 2025 through the date of this Proxy Statement, with Ms. Feldmann serving as Chair. The Board of Directors had determined that each of Ms. Feldmann and Mr. Oberdorf qualifies as an “audit committee financial expert”, as defined by applicable SEC rules.
The Audit Committee has:
•Reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2025;
•Discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•Received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and discussed with Grant Thornton Grant Thornton’s independence; and
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10‑K for the year ended December 31, 2025 for filing with the SEC.

By the Audit Committee of the Board of Directors:
Cynthia L. Feldmann, Chair Thomas Oberdorf Symeria Hudson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of April 10, 2026, with respect to the beneficial ownership of our Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under “Executive Compensation” below, all executive officers and directors as a group, and each person known by us to be the beneficial owner of 5% or more of our Common Stock. This information is based upon information received from or on behalf of the named individuals. Unless otherwise indicated, (i) each person identified possesses sole voting and investment power with respect to the shares listed and (ii) the address for each person named below is: c/o UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950.

Name	Shares of Common Stock Beneficially Owned	Percentage of Class(1)
R. Jeffrey Bailly (2)	170,011	2.20%
Daniel Croteau(2)(3)	17,365	*
Mitchell C. Rock	27,072	*
Ronald J. Lataille	46,097	*
Thomas Oberdorf(2)(3)	26,063	*
Marc Kozin(2)(3)	37,176	*
Cynthia L. Feldmann(2)(3)	11,784	*
Symeria Hudson(2)(3)	2,349	*
Joseph John Hassett(2)(3)	4,642	*
Christopher P. Litterio	8,776	*
Jason Holt	6,357	*
All executive officers and directors as a group (11 persons)(2)(3)	357,692	4.59%

Blackrock, Inc (4)	1,097,570	14.19%
55 East 52nd Street New York, NY 10055
Wasatch Advisors LP (5)	782,708	10.12%
505 Wakara Way, 3rd Floor
Salt Lake City, UT 84108
Vanguard Group, Inc. (6)	533,578	6.90%
100 Vanguard Boulevard Malvern, PA 19355
Congress Asset Management Co. (7)	441,122	5.70%
2 Seaport Lane, 5th Floor Boston, MA 02210
_______________________
*Less than one percent
(1)Based upon 7,736,939 shares of Common Stock outstanding as of April 10, 2026.
(2)Includes shares issuable pursuant to stock options currently exercisable or exercisable within 60 days after April 10, 2026, as follows: 7,935 for R. Jeffrey Bailly, 16,510 for Daniel Croteau, 13,646 for Thomas Oberdorf, 9,866 for Marc Kozin, 7,110 for Cynthia L. Feldmann, 1,196 for Symeria Hudson, and 2,842 for Joseph John Hassett.
(3)Includes 625 shares issuable to each non-employee director within 60 days of April 10, 2026 pursuant to the vesting of stock unit awards.

(4)Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13F-HR filed with the SEC by Blackrock, Inc. on February 12, 2026. As of December 31, 2025, Blackrock, Inc. had sole voting power over 1,080,889 shares, shared voting power over 0 shares, sole dispositive power over 1,097,570 shares, and shared dispositive power over 0 shares.
(5)Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Wasatch Advisors LP on February 6, 2026. As of January 30, 2026, Wasatch Advisors LP had sole voting power over 537,721 shares, shared voting power over 0 shares, sole dispositive power over 782,708 shares, and shared dispositive power over 0 shares.
(6)Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13F-HR filed with the SEC by Vanguard Group, Inc. on January 29, 2026. As of December 31, 2025, Vanguard Group, Inc. had sole voting power over 0 shares, shared voting power over 54,364 shares, sole dispositive power over 471,543 shares, and shared dispositive power over 62,035 shares.
(7)Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13F-HR filed with the SEC by Congress Asset Management Co. on January 9, 2026. As of December 31, 2025, Congress Asset Management Co. had sole voting power over 428,537 shares, shared voting power over 12,036 shares, sole dispositive power over 0 shares, and shared dispositive power over 441,122 shares.
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Introduction and Scope
This Compensation Discussion and Analysis (“CD&A”) is intended to provide context for the disclosures contained in this Proxy Statement with respect to our “named executive officers.” Our named executive officers are determined in accordance with SEC rules. Under such rules, our named executive officers for fiscal 2025 were Messrs. R. Jeffrey Bailly, Ronald J. Lataille, Mitchell C. Rock, Christopher P. Litterio and Jason Holt. The 2025 compensation of our named executive officers is detailed in the tables that follow this section.
Our compensation programs are determined by the Compensation Committee of the Board of Directors, which has the ongoing responsibility for establishing, implementing, and monitoring our executive compensation programs. The Compensation Committee operates in accordance with the Compensation Committee Charter that was adopted by the Board of Directors and complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at our website, www.ufpt.com/investors/governance.html.
Executive Summary
We are a contract development and manufacturing organization that specializes in single-use and single-patient medical devices. We are a vital link in the medical device supply chain and a valued outsourcing partner to many of the world's top medical device manufacturers. Our single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.
Our industry is fragmented across numerous competing entities. Our ability to compete effectively depends to a large extent on our ability to identify, recruit, develop and retain key management personnel. We believe this requires a competitive compensation structure as compared to other companies of a similar size in the same or similar industries.
The compensation programs for our named executive officers are designed to align compensation objectives with our business strategies and to encourage our executives to focus on creating stockholder value. While it is critical that our compensation programs allow for the recruitment and retention of highly qualified executives, it is also important that these programs are variable in nature such that performance is a key factor in realizing value. Accordingly, our programs combine competitive base salaries with annual cash incentives and long‑term equity incentives. Specifically, we structure our named executive officer compensation to include:
•Base salary;
•Annual stock grant (Chief Executive Officer only);
•Performance‑based annual cash incentive bonus;
•Long‑term incentives in the form of time‑based and time- and performance-based restricted stock unit awards; and
•Other common perquisites.
The equity portions of the compensation program for the named executive officers provide for a fixed dollar value in equity grants that are used to determine the number of time-based and time- and performance-based restricted stock unit awards granted to each executive officer at the current market price on the date of grant. The intent of this approach is to limit the amount of compensation variability resulting solely from fluctuations in our stock price while still providing variability in compensation based upon the achievement of financial and individual objectives.
Governance Developments
The Compensation Committee and/or the Board of Directors have taken the following steps to promote good corporate governance:
•Expiration of Rights Plan—Through March 2019, we had a stockholder rights plan designed to protect and enhance the value of our outstanding equity interests in the event of an unsolicited attempt to acquire us in a manner or on terms not approved by our Board of Directors and that would prevent stockholders from realizing the full value of their shares of our common stock. However, the rights may have had the effect of rendering more difficult or discouraging an acquisition or the rights may have caused substantial dilution to a person or group that attempted to acquire us on terms or in a manner not approved by our Board of Directors. On March 13, 2019, our Board of Directors voted not to replace the rights when they expired on March 19, 2019.
•Declassification of our Board of Directors—In 2020, our Board of Directors and our stockholders approved an amendment to our Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors.
•No Tax Gross‑ups—We do not provide tax gross‑ups to our named executive officers.
•Insider Trading Policy—We have adopted insider trading policies and procedures governing the purchase, sale, and/or other disposition of the Company’s securities held by our directors, officers and employees, and the Company itself, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of Nasdaq. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
•Anti‑Hedging Policy—Our policy prohibiting insider trading practices also prohibits the hedging of our stock by our employees, including our executive officers and directors.
•Anti-Pledging and Margin Account Policy—We maintain a policy prohibiting employees from holding our securities in a margin account or pledging our securities as collateral for a loan.
•No Repricing of Stock Options—Our equity incentive plans prohibit the repricing of stock options or other equity awards without the consent of our stockholders.
•Buyouts of Underwater Options—Our equity incentive plans prohibit us from buying out underwater stock options from our executive officers.

•Stock Ownership Guidelines—We maintain stock ownership guidelines for the named executive officers and independent directors that are described in more detail below.
•Clawback Policy—We have adopted a clawback policy, which is described in more detail below.
•Independent Compensation Committee—Our Compensation Committee is comprised exclusively of independent directors.
•Independent Consultants—The independent consultants who provided benchmarking data with respect to the named executive officers do not provide services to us other than at the direction of the Compensation Committee.
Philosophy and Objectives of our Compensation Programs
The primary objectives of our compensation programs are to:
•Retain executive talent by offering compensation that is commensurate with pay at other companies of a similar size in similar industries, as adjusted for individual factors, and considering the complexity of our business;
•Safeguard our interests and those of our stockholders;
•Drive executive performance by having certain components of pay at risk and/or tied to our entity-wide and individual goal performance;
•Be fair to employees, management and stockholders; and
•Be well communicated and understood by program participants and stockholders.
The Compensation Committee believes that the most effective compensation program is one that provides a reasonable level of fixed income through competitive base salaries, equity grants and retirement benefits as well as additional rewards for achieving performance targets. The Compensation Committee also believes that these rewards should be in the form of both cash and non‑cash and have some component subject to time‑based vesting as a retention measure. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include time-based and time- and performance‑based restricted stock unit awards as a significant element of executive compensation, so that the value of a portion of an executive’s compensation is dependent upon both continued, long-term employment and company‑wide performance measures.
Our Decision‑Making Process
The Role of the Compensation Committee—The Compensation Committee oversees the compensation and benefits programs for the named executive officers. The Compensation Committee is comprised solely of independent directors of the Board. The Compensation Committee works closely with management to examine the effectiveness of our executive compensation program. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee Charter, which is available at our website,www.ufpt.com/investors/governance.html.
The Role of Management—The Chief Executive Officer makes recommendations to the Compensation Committee about the compensation of our other named executive officers. The Compensation Committee considers the Chief Executive Officer’s recommendations before making a final determination of the compensation programs for the named executive officers. The Chief Executive Officer and the other named executive officers may not be present during voting or deliberations on his or her compensation.
In 2024, the Compensation Committee engaged Pearl Meyer, a national compensation consulting firm, to perform an updated comprehensive comparative market study of the compensation programs offered to peer company executives and directors, and to provide recommendations on the Company’s executive compensation. The Compensation Committee used this information to establish base salaries, short-term incentives, and long-term incentives for executive and director compensation for fiscal 2025. The competitive assessment done by Pearl Meyer included a survey of the following 19 companies*:

•Avanos Medical, Inc •Integer Holdings Corporation •Orthofix Medical, Inc. •10X Genomics, Inc.. •Atrivion, Inc. •Azenta, Inc. •Alphatec Holdings, Inc.	•AtriCure, Inc. •Glaukos Corporation •Haemonetics Corporation •Inari Medical, Inc. (now Stryker) •CONMED Corporation •iRhythm Technologies, Inc.	•Integra Life Sciences Holding Corp. •STAAR Surgical Company •Sotera Health Company •Transmedics Group, Inc. •Novanta, Inc. •Osi Systems, Inc.
*Our Compensation Committee reviews our peer group approximately every three years to ensure that our peer group is reasonably comparable to our market cap, revenue, employee base, geographical footprint, and industry in which we operate.
Principal Elements of the 2025 Compensation Program
There were five principal elements of compensation for the named executive officers during fiscal 2024:
•Base salary;
•Stock grant (Chief Executive Officer only);
•Performance‑based cash incentive bonus;
•Long‑term incentives in the form of time‑based and time- and performance-based restricted stock unit awards; and
•Other common perquisites.
Base Salary—The base salaries established by the Compensation Committee for our named executive officers for fiscal 2025 are set forth below.

Named Executive Officer	Annual Base Salary ($)
R. Jeffrey Bailly	$789,000
Ronald J. Lataille	$485,000
Mitchell C. Rock	$525,000
Christopher P. Litterio	$385,000
Jason Holt	$352,000
Base salaries (as well as incentive bonuses and equity grants) were reviewed and approved by the Compensation Committee in light of the market competitive assessment done by Pearl Meyer in 2024 and our philosophy of positioning executive compensation at or about the 50% percentile as compared to our peer group companies. Base salaries are reviewed by the Compensation Committee annually and, if appropriate, are adjusted. As detailed below under footnote 1 to the “Summary Compensation Table,” on February 10, 2026, the Compensation Committee approved increases to each of the above base salaries effective January 1, 2026.
Stock Grant— In accordance with the terms of R. Jeffrey Bailly’s (the Company’s Chief Executive Officer) employment agreement, the Company annually grants him an award of Common Stock as a component of his overall compensation. The objective of this equity component is to greater align the Chief Executive Officer’s interests with those of our stockholders. The stock is typically issued to the Chief Executive Officer in the last two weeks of the fiscal year, assuming the Chief Executive Officer is employed on that date. In 2025, consistent with the terms of his employment agreement, the Chief Executive Officer was granted shares valued at $400,000. See “R. Jeffrey Bailly Employment Contract” below.
Cash Incentive Bonus—In the beginning of 2025, following approval by the Board of Directors of our strategic plan and budget, the Compensation Committee established, at its discretion, performance targets for the named executive officers’ cash incentive bonus. This performance‑based cash bonus was based on the achievement of a combination of financial and individual objectives. Targeted payout levels were expressed as a percentage of base salary and established for each participant. An individual’s bonus components were determined by such individual’s title and/or role. Typically, the financial performance portion of the bonus fluctuates based upon the degree by which our actual results fall short of or exceed the financial objective.
For 2025, the financial objectives, which were established by the Compensation Committee at its meeting on February 11, 2025, were based upon targeted Adjusted Operating Income of $93,675,000. Adjusted Operating Income is calculated for this purpose as operating income disregarding i) non‑recurring restructuring charges related to plant closings and consolidations (ii) the impact of acquired or disposed of operations, and (iii) other non-recurring items as deemed appropriate by the Compensation Committee during the fiscal year ended December 31, 2025. Actual Adjusted Operating Income was $97,751,303 for fiscal year ended December 31, 2025.
Individual bonus objectives for the named executive officers, other than Mr. Bailly, were designed to reward the achievement of goals related to, among other things, the following: regulatory compliance, acquisition execution, talent development, operational excellence, employee engagement, safety, quality, supply chain management, return on invested capital and investor relations. Individual bonus objectives for Mr. Bailly were designed to reward the achievement of goals related to acquisitions, reduced manufacturing costs, safety and quality compliance, succession planning and return on invested capital.
For 2025, the following cash incentive bonuses were awarded by the Compensation Committee based upon our financial performance as well as the targeted payout levels and individual performance measures for each named executive officer:
R. Jeffrey Bailly—Mr. Bailly’s targeted payout level was 105% of base salary, or $828,450, with $497,070 tied to our financial performance and $331,380 tied to individual goals. The financial component of the incentive bonus for Mr. Bailly fluctuates by 10% of the amount by which the actual Adjusted Operating Income exceeds the targeted Adjusted Operating Income. Mr. Bailly’s total incentive bonus is capped at $1,656,000. To the extent that actual Adjusted Operating Income is less than 80% of targeted Adjusted Operating Income, the financial component of Mr. Bailly’s incentive bonus is zero. To the extent that actual Adjusted Operating Income equals or exceeds 80% of targeted Adjusted Operating Income but is less than targeted Adjusted Operating Income, the financial component of Mr. Bailly’s incentive bonus is determined as $248,535 plus 1.327% of the amount by which actual Adjusted Operating Income exceeds 80% of targeted Adjusted Operating Income. Based upon our financial performance as well as an assessment of his performance for fiscal 2025, Mr. Bailly was awarded a total performance-based bonus amount of $1,260,934.
Ronald J. Lataille—Mr. Lataille’s targeted payout level was 60% of base salary, or $291,000. Based upon our financial performance as well as an assessment of his performance for fiscal 2025, Mr. Lataille was awarded a total bonus amount of $350,954.
Mitchell C. Rock—Mr. Rock’s targeted payout level was 65% of base salary, or $341,250. Based upon our financial performance as well as an assessment of his performance for fiscal 2025, Mr. Rock was awarded a total bonus amount of $388,704.
Christopher P. Litterio—Mr. Litterio’s targeted payout level was 50% of base salary, or $192,500. Based upon our financial performance as well as an assessment of his performance for fiscal 2025, Mr. Litterio was awarded a total bonus amount of $221,438.
Jason Holt— Mr. Holts’s targeted payout level was 40% of base salary, or $140,800. Based upon our financial performance as well as an assessment of his performance for fiscal 2025, Mr. Holt was awarded a total bonus amount of $159,160.
Long‑term Incentives—it is our philosophy and that of the Compensation Committee to provide executives with long‑term incentives to align their financial interests with those of our stockholders. We maintain a stock unit award program for the named executive officers under the 2003 Incentive Plan, as amended and restated (the “2003 Incentive Plan”). The stock unit awards represent a right to receive shares of our Common Stock in varying amounts based on our achievement of certain financial performance objectives and time‑based vesting requirements. For 2025, the following stock unit awards were approved by our Compensation Committee for grant to our named executive officers:

	Threshold(1)(2)		Target Adjusted Operating Income of $93,675,000(1)(2)		Exceptional Adjusted Operating Income of $107,726,250(1)(2)
	Number of shares	Grant Date Value	Number of shares	Grant Date Value	Number of shares	Grant Date Value
R. Jeffrey Bailly	11,515	$3,016,585	5,758	$1,508,423	5,758	$1,508,423
Ronald J. Lataille	3,817	$999,939	1,909	$500,101	1,909	$500,101
Mitchell C. Rock	3,817	$999,939	1,909	$500,101	1,909	$500,101
Christopher P. Litterio	1,272	$333,226	636	$166,613	636	$166,613
Jason Holt	1,018	$266,685	509	$133,343	509	$133,343
_______________________
(1)The “Threshold” stock unit awards are subject to time vesting only. The “Target” and “Exceptional” stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of our targeted Adjusted Operating Income for 2025 of $93,675,000. Based upon our achievement of $97,751,303 in actual Adjusted Operating Income for 2025, the Compensation Committee determined that the Target goal and 29% of the Exceptional goal had been fully achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth next to his name in the “Threshold” and “Target” columns and 29% of the stock unit awards in the “Exceptional” column above.
(2)One‑third of these awards vested on March 1, 2026, one‑third of these awards vest on March 1, 2027 and one‑third of these awards vest on March 1, 2028, provided that we continuously employ the recipient through each such vesting date (except as set forth below). Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with us. With respect to Mr. Bailly, in the event of a cessation of employment by us without Cause or by Mr. Bailly for Good Reason (as such terms are defined in his employment agreement dated October 8, 2007, as amended (the “Bailly Employment Agreement”)), all earned but unvested stock unit awards shall become immediately vested, regardless of such cessation of employment. In the event we undergo a Change in Control (as defined in the stock unit award agreement evidencing the award) all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such Change in Control.
Other Practices, Policies & Guidelines
Stock Ownership Guidelines—we have adopted stock ownership guidelines for the named executive officers and independent directors. Under our stock ownership guidelines the Board has established a goal that (i) within five years after joining the Board, each non‑employee director beneficially own shares of our stock valued at three times his or her annual base cash retainer fee, (ii) within five years after being appointed to his or her position, the Chief Executive Officer beneficially own shares of our stock valued at three times his or her base salary, and (iii) within five years after being appointed to his or her position, the other named executive officers beneficially shares of our stock valued at one times his or her base salary.
Policy for the Recovery of Erroneously Awarded Compensation— in accordance with the applicable rules of the Nasdaq Stock Market, Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended, we have adopted a Policy for the Recovery of Erroneously Awarded Compensation to provide for the recovery of erroneously awarded incentive-based compensation from Executive Officers.
Employee, Officer and Director Hedging—our personnel are prohibited from engaging in any of the following activities with respect to our securities: (a) hedging or other similar arrangements with respect to our securities, including, without limitation, (i) short sales and (ii) buying or selling puts or calls (excluding options we have granted); and (b) holding our securities in a margin account or pledging our securities as collateral for a loan.

Deferred Compensation Plan—in 2006, we implemented the UFP Technologies Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, named executive officers and other key employees are eligible to defer up to 90% of base salary and 100% of bonus and/or commissions into the plan. Investments of the deferrals are directed by the participants (notionally) and returns on the deferrals are determined accordingly. Employer contributions into the Deferred Compensation Plan are discretionary and determined by the Compensation Committee. No employer contributions were made in 2025.
Supplemental Disability Insurance—named executive officers receive long‑term disability insurance coverage to supplement our group long‑term disability plan. The objective is to provide named executive officers with sufficient coverage to replace a significant portion of their wages in the event of disability. We pay the premiums, which amounted to approximately $49,161 in the aggregate for all named executive officers in 2025.
Profit Sharing/401(k) Plan—all employees of UFP Technologies, Inc., including named executive officers, who meet certain criteria are eligible to participate in the UFP Technologies, Inc. 401(k) Plan (the “401(k) Plan”). For 2025, the Company matched employee deferrals (including those of our named executive officers) using a safe harbor matching formula, which was 100% of the first 3%, then 50% of the next 2% of eligible employee compensation deferred on each paycheck.
Perquisites—we provide welfare benefits to our named executive officers with officer contributions consistent with contributions by other UFP employees. The Chief Executive Officer is also eligible for additional perquisites including marina fees, life insurance and company-paid tax preparation fees. These Chief Executive Officer perquisites are offered principally to facilitate the Chief Executive Officer’s role as our representative within the community, and to entertain customers.
Policy on Equity‑Based Award Timing and Pricing
Our Board of Directors adopted a policy whereby equity‑based awards are only to be granted by the approval of a majority vote of members of the Compensation Committee at a committee meeting. Our 2003 Incentive Plan establishes fair market value as the closing price on the date of grant of any equity security, including stock options, granted pursuant to such plan.
Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee generally grants equity awards on a predetermined annual schedule, and we do not take material non-public information into account when determining the timing and terms of such awards. Additionally, we do not grant equity awards in anticipation of the release of material non-public information, and we do not time the release of material non-public information based on equity award grant dates of for the purpose of affecting the value of executive compensation.
Stockholder Advisory Vote on Executive Compensation
In reviewing our 2025 compensation decisions and policies, we considered the results of our stockholders’ advisory vote to approve executive compensation, which was conducted at our 2025 annual meeting of stockholders. In the proxy statement provided to stockholders in connection with our 2025 annual meeting, our Board of Directors recommended that stockholders vote in favor of this proposal. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the 2025 annual meeting was required for advisory approval of this proposal. Over 80% of such shares were voted to approve, on an advisory basis, our executive compensation. We considered this vote as supportive of our compensation decisions and policies.
Compensation Committee Interlocks and Insider Participation
For all of 2025, the Compensation Committee was comprised of Marc Kozin, Daniel C. Croteau and Joseph John Hassett. None of the members of the Compensation Committee was an employee or a current or former officer of the Company during such period. None of the Compensation Committee members had a relationship with the Company requiring disclosure during their service on the Compensation Committee.

Compensation Committee Report
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company and based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
By the Compensation Committee of the Board of Directors:
Joseph John Hassett, Chair
Marc Kozin
Daniel C. Croteau

EXECUTIVE COMPENSATION
The following tables present information regarding compensation of each of the named executive officers for services rendered in fiscal years 2025, 2024 and 2023. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers are included above.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)(1)	Stock Awards($)(2)	Non‑Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total

R. Jeffrey Bailly	2025	$789,000	$5,377,499	$1,260,934	$221,007	$7,648,440
Chief Executive Officer	2024	$705,000	$3,025,077	$1,410,000	$136,450	$5,276,527
	2023	$680,000	$2,761,000	$1,360,000	$130,107	$4,931,107

Ronald J. Lataille	2025	$485,000	$1,650,000	$350,954	$34,326	$2,520,280
Senior Vice President, Treasurer, and Chief Financial Officer	2024	$460,000	$741,416	$354,094	$36,786	$1,592,296
	2023	$440,000	$616,000	$376,417	$36,053	$1,468,470

Mitchell C. Rock	2025	$525,000	$1,650,000	$388,704	$34,338	$2,598,042
President	2024	$500,000	$871,090	$386,794	$36,411	$1,794,295
	2023	$440,000	$616,000	$370,417	$35,678	$1,462,095

Christopher P. Litterio	2025	$385,000	$550,000	$221,438	$32,450	$1,188,888
General Counsel, Secretary, and Senior Vice President of Human Resources	2024	$370,000	$303,892	$233,276	$32,250	$939,418
	2023	$355,000	$273,000	$253,000	$31,517	$912,517

Jason Holt	2025	$352,000	$439,999	$159,160	$29,591	$980,750
Senior Vice President	2024	$338,000	$197,975	$178,518	$29,391	$743,884
	2023	$325,000	$180,000	$189,127	$28,658	$722,785
_______________________
(1)On February 10, 2026, based upon the competitive market assessment performed by Pearl Meyer in 2024, the Compensation Committee approved increases in the base salaries of Messrs. Lataille, Rock, Litterio and Holt to $505,000, $550,000, $400,500 and $400,000, respectively, effective January 1, 2026. In late 2025 and early 2026, the Compensation Committee again engaged Pearl Meyer to advise on the compensation of Mr. Bailly and Mr. Rock given the pending CEO transition. On June 4, 2026, Mr. Bailly will transition from his position as the Chief Executive Officer to Executive Chairman of the Company. From January 1, 2026 through June 4, 2026, Mr. Bailly is entitled to a base salary at an annual rate of $789,000. After his transition to Executive Chairman on June 4, 2026, Mr. Bailly's salary will be at an annual rate of $600,000. Following his appointment as Chief Executive Officer on June 4, 2026, Mr. Rock’s base salary will be adjusted to $700,000 per annum, in accordance with the Employment Offer Letter.
(2)The amount included in the “Stock Awards” column does not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock units or stock granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock unit awards are set forth under Note 1(l)—Share‑Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025. The grant date fair value is based upon the probable outcome of the performance conditions applicable to each award. Because 29% of the Exceptional share payout was earned, the grant date fair value of all stock awards granted in 2025 to each named executive officer, based on actual outcome of performance criteria, was as follows: for Mr. Bailly, $4,977,499; for Mr. Lataille, $1,650,000; for Mr. Rock, $1,650,000; for Mr. Litterio $550,000 and for Mr. Holt, $439,999. However, in the case of Mr. Bailly, the amount also includes a grant of 1,744 shares of Common Stock issued on December 19, 2025 at the closing price of $229.40 on that date with a grant date fair value of $400,000.
(3)Represents performance‑based incentive bonuses earned in 2025, 2024 and 2023 that were paid in March 2026, 2025 and 2024, respectively.
(4)Represents our payments for (i) tax preparation fees and marina fees for Mr. Bailly in 2025, 2024 and 2023, (ii) company-paid life insurance premiums and related policies of $143,160, $77,160, $77,160, respectively, for Mr. Bailly in each of 2025, 2024 and 2023, and (iii) car allowances, supplemental disability premiums, excess personal liability insurance premiums and 401(k) contributions for each of the named executive officers in 2025, 2024 and 2023.
R. Jeffrey Bailly Employment Contract
On October 8, 2007, we entered into an employment agreement with Mr. Bailly (as subsequently amended, the “Bailly Employment Agreement”), our Chief Executive Officer and the Chairman of our Board of Directors. The Bailly Employment Agreement is terminable by either party at any time, as provided below.
The Bailly Employment Agreement provides that Mr. Bailly will receive a minimum annual salary of $450,000 and consideration for discretionary bonuses. Pursuant to the agreement, Mr. Bailly will receive an annual stock grant award (the “Annual Stock Grant Award”) each year entitling him to receive on or before December 31 (the “Issue Date”) of each year an aggregate of $400,000 worth of shares of our Common Stock, provided that Mr. Bailly remains employed with us through the Issue Date of each such year. Annual Stock Grant Awards are to be made under our 2003 Incentive Plan.
The Bailly Employment Agreement prohibits him from competing with us for a period of eighteen months following the termination of his employment for any reason. The Bailly Employment Agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in our stock plans, fringe benefit plans and other employment benefits as may be generally available to our senior executives, as well as for the direct payment or reimbursement of tax preparation fees, a car allowance, certain dues and fees relating to club memberships and other fringe benefits.
Under the terms of the Bailly Employment Agreement, if (i) we terminate Mr. Bailly’s employment without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of our Change in Control (as defined in the agreement), then we are required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The Bailly Employment Agreement employment agreement defines “average annual compensation” as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for us under the tax code’s golden parachute rules. The agreement also provides that in the event of (i) our Change in Control or (ii) our termination of Mr. Bailly’s employment without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly’s other earned but unvested Stock Rights (as defined in the Bailly Employment Agreement) will immediately vest in full. If Mr. Bailly’s employment is terminated by us without Cause, or if Mr. Bailly terminates his employment with us for Good Reason, we will continue to pay Mr. Bailly’s health insurance for up to thirty‑six months.
As previously noted, Mr. Bailly will retire from his position as the Chief Executive Officer of the Company as of June 4, 2026 and will remain employed in the position of Executive Chairman through June 2027.
Mitchell C. Rock Employment Contract
On February 10, 2026, we entered into an employment agreement with Mr. Rock (the “Rock Employment Agreement”), to be effective upon his appointment to Chief Executive Officer on June 4, 2026.
The Rock Employment Agreement provides for a base salary of $700,000 per year, as of the June 4, 2026. After that date, Mr. Rock will be eligible for an annual bonus target of up to 100% of his annual base salary, pro-rated for the time period served in the capacity of the Chief Executive Officer, subject to achievement of certain objectives to be approved and established by the Compensation Committee. The Rock Employment Agreement also provides that Mr. Rock is eligible to receive an annual long-term incentive award with a target of up to $1,750,000 of restricted stock units, subject to the terms of the 2003 Incentive Plan, and subject to vesting and other terms set by the Compensation Committee.
The Rock Employment Agreement further provides that on June 4, 2026, Mr. Rock will be awarded a one-time grant of $650,000 worth of RSUs, subject to a three year vesting period. Beginning with the 2027 fiscal year, Mr. Rock will be eligible to receive an annual long-term incentive award with a target of up to $3,000,000 worth of restricted stock units, subject to the terms of the 2003 Incentive Plan, and subject to vesting and other terms set by the Compensation Committee.
Concurrently with the Rock Employment Agreement, the Company entered into an Executive Severance Agreement with Mr. Rock pursuant to which he is eligible for severance upon termination of employment under specified circumstances.
Grants of Plan-Based Awards—2025

		Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock and Option Awards ($)(1)
R. Jeffrey Bailly(2)(3)	2/11/2025	11,515	17,273	23,031	—	—	—	$6,033,431
R. Jeffrey Bailly(4)	12/19/2025	—	—	—	1,744	—	—	$400,000
Ronald J. Lataille(2)(3)	2/11/2025	3,817	5,726	7,635	—	—	—	$2,000,141
Mitchell C. Rock(2)(3)	2/11/2025	3,817	5,726	7,635	—	—	—	$2,000,141
Christopher P. Litterio (2)(3)	2/11/2025	1,272	1,908	2,544	—	—	—	$666,452
Jason Holt(2)(3)	2/11/2025	1,018	1,527	2,036	—	—	—	$533,371
(1)Amount shown does not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock units or stock granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock unit awards are set forth under Note 1(l)—Share‑Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025.
(2)Reflects grants of stock unit awards to the named executive officers pursuant to our 2003 Incentive Plan. These stock unit awards are subject to a (i) time‑based vesting requirement and (ii) our financial performance objectives, which are discussed in footnote 3 below and above under “Compensation Discussion and Analysis.” One‑third of these awards vested on March 1, 2026, one‑third of these awards vest on March 1, 2027, and one‑third of these awards vest on March 1, 2028, provided that the recipient remains continuously employed by us through each such vesting date and, for the amounts disclosed under the target and maximum columns, the corresponding financial performance requirement is met. Recipients of the stock unit awards will have no rights as stockholders, including, without limitation, the right to vote or to receive dividends, until and to the extent such stock unit awards have vested and the issuance of the shares of Common Stock in respect of the stock unit awards has been appropriately evidenced. Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with us. With respect to Mr. Bailly, in the event of a cessation of employment by us without Cause or by Mr. Bailly for Good Reason (as such terms are defined in the Bailly Employment Agreement), all earned but unvested stock unit awards shall become immediately exercisable, regardless of such cessation of employment. In the event of our Change in Control (as defined in the stock unit award agreement evidencing the award) on or after January 1, 2026, all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such change in control.

(3)The Threshold stock unit awards are subject to time vesting only. The Target and Maximum stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of our targeted Adjusted Operating Income for fiscal 2025 of $93,675,000. The amounts in Threshold, Target and Maximum columns are cumulative; the “Target” award amount includes the full amount of the “Threshold” award amount, and the “Exceptional” award amount includes the full amount of both the “Threshold” and “Target” Amounts. Based upon our achievement of $97,751,303 in actual Adjusted Operating Income for our 2025 fiscal year, the Compensation Committee determined that the Target goal had been fully achieved and that the Maximum goal had been 29% achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth in the Target column and 29% of those stock unit awards set forth in the Maximum column.
(4)In accordance with the terms of Mr. Bailly’s employment agreement, these shares were approved for Mr. Bailly by the Compensation Committee on February 11, 2025, and granted and issued on December 19, 2025, valued at $229.40 per share, the closing price of the Common Stock on the date of issuance. The grant was for a fixed dollar amount of $400,000, with the number of shares to be determined on the date of issuance based upon the closing price on that date.
Outstanding Equity Awards at Fiscal 2025 Year‑End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
R. Jeffrey Bailly	7,935	—	$111.54	2/14/2028	36,209	(4)	$8,039,484
Ronald J. Lataille	—	—	—	—	11,004	(5)	$2,443,218
Mitchell C. Rock	—	—	—	—	11,509	(6)	$2,555,343
Christopher P. Litterio	—	—	—	—	4,090	(7)	$908,103
Jason Holt	—	—	—	—	2,983	(8)	$662,315
_______________________
(1)Exercise prices for all options granted to the named executive officers represent the closing price of the Common Stock on the date of grant.
(2)Represents unvested stock unit awards granted pursuant to our 2003 Incentive Plan.
(3)The market value of the stock unit awards that have not vested is calculated using the closing price of the Common Stock at the end of our last completed fiscal year. Accordingly, this value was determined based on the closing price of the Common Stock as of December 31, 2025, which was $222.03.
(4)Includes (i) 18,477 stock units that vested on March 1, 2026, (ii) 11,418 stock units that vest on March 1, 2027 and (iii) 6,314 stock units that vest on March 1, 2028.
(5)Includes (i) 5,378 stock units that vested on March 1, 2026, (ii) 3,533 stock units that vest on March 1, 2027 and (iii) 2,093 stock units that vest on March 1, 2028.
(6)Includes (i) 5,631 stock units that vested on March 1, 2026, (ii) 3,785 stock units that vest on March 1, 2027 and (iii) 2,093 stock units that vest on March 1, 2028.
(7)Includes (i) 2,104 stock units that vested on March 1, 2026, (ii) 1,288 stock units that vest on March 1, 2027 and (iii) 698 stock units that vest on March 1, 2028.
(8)Includes (i) 1,483 stock units that vested on March 1, 2026, (ii) 943 stock units that vest on March 1, 2027 and (iii) 557 stock units that vest on March 1, 2028.

Option Exercises and Stock Vested—2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
R. Jeffrey Bailly	—	—	19,238	$4,140,787
Ronald J. Lataille	—	—	5,390	$1,160,144
Mitchell C. Rock	—	—	5,641	$1,214,169
Christopher P. Litterio	—	—	2,394	$515,285
Jason Holt.	—	—	1,595	$343,308
(1)On March 1, 2025, previously issued stock unit awards covering 19,238, 5,390, 5,641, 2,394, and 1,595 shares of our Common Stock vested in full for each of Messrs. Bailly, Lataille, Rock, Litterio and Holt, respectively. The value realized upon the vesting of the stock unit awards is based upon the closing price of $215.24 on March 3, 2025.
(2)Value realized is calculated based on the number of shares vested multiplied by the closing price of our Common Stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather, represents the gross value realized.
Nonqualified Deferred Compensation—2025

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2025 ($)(3)
R. Jeffrey Bailly	$200,000	—	$193,453	—	$1,382,447
Ronald J. Lataille	—	—	—	—	—
Mitchell C. Rock	—	—	$106,080	$—	$820,711
Christopher P. Litterio	—	—	—	—	—
Jason Holt	—	—	—	—	—
(1)Represents amounts contributed into the Deferred Compensation Plan by each named executive officer. Such amounts are included in the Summary Compensation Table in the “Salary” column for 2025.
(2)These amounts are not included in the Summary Compensation table because plan earnings were not preferential or above market.
(3)The following amounts are included in the fiscal year-end balance and previously were reported as compensation to the following officers in the Summary Compensation Table: Mr. Bailly, $791,868; Mr. Rock, $340,341.
Potential Payments upon Termination or Change of Control and Severance Plans
Mr. Bailly may be entitled to payment upon his termination or upon our change of control. Under the terms of his employment agreement, if (i) we terminate Mr. Bailly’s employment without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment with us for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of a Change in Control (as defined in the agreement), then we are required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines “average annual compensation” as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for us under the tax code’s golden parachute rules. Accordingly, assuming the triggering event occurred on December 31, 2025, Mr. Bailly would have been entitled to receive a lump sum payment of $7,447,401. Additionally, if we terminate Mr. Bailly without Cause or if he terminates his employment for Good Reason, he is also entitled to extended health insurance benefits for a period of up to thirty‑six months. Assuming a December 31, 2025 triggering date, Mr. Bailly would have been entitled to receive health insurance benefits valued at $60,310. The agreement also provides that in the event of (i) our Change in Control or (ii) our termination of Mr. Bailly’s employment without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly’s other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. Assuming a December 31, 2025 triggering date, Mr. Bailly would have been entitled to receive vested equity valued at $6,390,245 calculated based on the closing price of the Common Stock as of December 31, 2025, which was $222.03.
Each of the outstanding stock unit awards between the Company and Messrs. Lataille, Rock, Litterio and Holt become time-vested upon a change of control, as defined in our 2003 Incentive Plan, provided that such officer is employed as of the date immediately prior to the effective date of such change in control. Subject to attainment of the performance objectives contained in each award, the stock unit awards will vest at the applicable threshold, target and maximum amounts. Assuming a December 31, 2025 triggering date, Messrs. Lataille, Rock, Litterio and Holt would have been entitled to receive vested equity valued at $1,896,358, $2,008,483, $725,816 and $516,442 respectively, calculated based on the closing price of the Common Stock as of December 31, 2025, which was $222.03.
In September 1993, we adopted a policy that all executive officers not otherwise a party to an employment agreement with us will receive a severance benefit should we terminate the employee’s employment other than for cause in connection with our change in control, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with us up to a maximum of 18 months. Accordingly, assuming termination on December 31, 2025, such named executive officers would have been entitled to the following payments (in 2026, Mr. Rock entered into an Executive Severance Agreement, which now applies to Mr. Rock instead of our severance policy):

Name	Severance Payment ($)
Ronald J. Lataille	$727,500
Mitchell C. Rock	$787,500
Christopher P. Litterio	$385,000
Jason Holt	$322,667

Equity Compensation Plan Information
The following table discloses the securities authorized for issuance under our stock incentive plans as of December 31, 2025.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted‑average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	141,570	$72.80	787,758
Equity compensation plans not approved by security holders	—	—	—
Total	141,570	$72.80	787,758
_______________________
(1)Includes our 2003 Incentive Plan and 2009 Non‑Employee Director Stock Incentive Plan.
CEO Pay Ratio
In accordance with rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Mr. Bailly, our CEO. We identified the median employee based on the year-to-date gross pay of our full-time, part-time, seasonal and temporary employees as of October 4, 2025. The only assumptions, adjustments, or estimates that we made to year-to-date gross pay was annualizing the gross pay for any full-time and part-time employees who were not employed for the entire year. We believe that this is a consistently applied compensation measure to identify the median employee. The adjusted gross pay for all employees, other than Mr. Bailly, were ranked highest to lowest in order to determine the median employee. For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K. The annual total compensation for the median employee selected in this analysis was $7,416. The annual total compensation for 2025 for Mr. Bailly was $7,648,440 as reported under the heading “Summary Compensation Table.” For 2025, the ratio of the median employee’s annual total compensation to Mr. Bailly’s annual total compensation was 1,031:1. In accordance with the SEC rules, the CEO pay ratio calculation included 2,570 employees from Costa Rica and the Dominican Republic, where such wages, on average, are lower than that of our US employees. If our Costa Rica and Dominican Republic based employees were excluded from such calculation, the CEO pay ratio would have been 163:1.
Pay Versus Performance
The following table illustrates certain information about executive compensation for the Company’s Principal Executive Officer (“PEO”) and other named executive officers (“NEOs”) as well as certain performance measures against which compensation information can be compared. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K of the Exchange Act and does not necessarily reflect value actually realized by our NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. Please refer to the “Compensation Discussion and Analysis” for a discussion of our executive compensation program, its objectives, and the ways in which we align executive compensation with Company performance.

					Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO named executive officers(1)	Average compensation actually paid to non-PEO named executive officers(2)	Total shareholder return	Peer group total shareholder return (3)	Net income	Adjusted Operating Income (4)
2025	$7,648,440	$8,173,405	$1,821,990	$1,899,038	$476.22	$112.86	$68,312,522	$102,873,480
2024	$5,276,527	$9,476,108	$1,267,473	$2,077,532	$524.50	$112.51	$58,981,545	$92,301,415
2023	$4,931,107	$8,405,644	$1,141,467	$1,910,143	$369.09	$102.33	$44,923,806	$65,739,297
2022	$4,300,557	$6,615,078	$1,019,628	$1,627,618	$252.95	$83.19	$41,789,243	$48,844,231
2021	$2,619,501	$4,140,645	$712,181	$1,000,862	$150.77	$104.11	$15,885,720	$22,949,475
(1)Amounts reported in these columns represent the total compensation as reported in the Summary Compensation Table for our PEO during each applicable fiscal year and the average of the total compensation as reported in the Summary Compensation Table for our remaining NEOs for the relevant fiscal year, which captures the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	R. Jeffrey Bailly	Ronald J. Lataille, Mitchell C. Rock, Christopher P. Litterio, Jason Holt
2024	R. Jeffrey Bailly	Ronald J. Lataille, Mitchell C. Rock, Christopher P. Litterio, Jason Holt
2023	R. Jeffrey Bailly	Ronald J. Lataille, Mitchell C. Rock, Christopher P. Litterio, Steven G. Cardin
2022	R. Jeffrey Bailly	Ronald J. Lataille, Mitchell C. Rock, Christopher P. Litterio, Steven G. Cardin
2021	R. Jeffrey Bailly	Ronald J. Lataille, Mitchell C. Rock, William David Smith, Christopher P. Litterio, Daniel J. Shaw Jr.
(2)Amounts reported in these columns represent the Summary Compensation Table Total Compensation for the applicable fiscal year adjusted as follows:

Fiscal Year (FY)	2025		2024		2023		2022		2021
	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs
Summary Compensation Table Total Compensation	$7,648,440	$1,821,990	$5,276,527	$1,267,473	$4,931,107	$1,141,467	$4,300,557	$1,019,628	$2,619,501	$712,181
Deduction for ASC 718 Fair Value as of the Grant Date for Stock Awards	$(5,377,499)	$(1,072,500)	$(3,025,077)	$(528,593)	$(2,761,000)	$(421,250)	$(1,980,200)	$(327,650)	$(1,145,947)	$(220,719)
Increase based on ASC 718 Fair Value of Awards Granted during the FY that Remain Unvested as of FY End	$4,605,914	$906,326	$4,144,671	$754,313	$4,041,743	$649,709	$2,902,215	$518,804	$1,466,617	$312,657
Increase based on ASC 718 Fair Value of Outstanding Unvested Prior FY Awards as of FY End	$1,296,550	$243,222	$3,079,987	$584,339	$2,193,794	$540,217	$1,392,506	$416,836	$1,200,474	$196,743
Compensation Actually Paid	$8,173,405	$1,899,038	$9,476,108	$2,077,532	$8,405,644	$1,910,143	$6,615,078	$1,627,618	$4,140,645	$1,000,862
The fair values of stock awards, including restricted stock units ("RSUs"), included in the Summary Compensation Table Total Compensation are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2025. Any changes to the RSU and stock award fair values from the grant date (for current year grants) and from prior year-end (for prior year RSU grants) are based on our updated stock price at the respective measurement dates. For all years presented, the meaningful increases in the year-end RSU fair value from the fair value on the grant date were primarily driven by changes in the stock price.
(3)As described in the section titled “Compensation Discussion and Analysis”, our peer group in 2025 included the following companies: Avanos Medical, Inc, Integer Holdings Corporation, Orthofix Medical, Inc., 10X Genomics, Inc.., Atrivion, Inc., Azenta, Inc., Alphatec Holdings, Inc., AtriCure, Inc., Glaukos Corporation, Haemonetics Corporation, Inari Medical, Inc. (now Stryker), CONMED Corporation, iRhythm Technologies, Inc., Integra Life Sciences Holding Corp., STAAR Surgical Company, Sotera Health Company, Transmedics Group, Inc., Novanta, Inc., Osi Systems, Inc..
(4)Adjusted Operating Income is GAAP operating income as adjusted to disregard non‑recurring income or expenses, including intangible amortization, acquisition related costs, changes in fair value of contingent consideration and gains or losses from the sale of equipment.
Relationship between Compensation Actually Paid and Performance Measures Disclosed in the Pay Versus Performance Table
The graphs below compare (i) the relationship between PEO and average NEO compensation actually paid with our total shareholder return (“TSR”), (ii) the relationship between PEO and average NEO compensation actually paid and net income, (iii) the relationship between PEO and average NEO compensation actually paid and adjusted operating income, and (iv) the relationship between our TSR and our peer group TSR, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025. TSR amounts reported in the graph assume an initial fixed investment of $100.
The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our other NEOs, each as set forth in the Pay versus Performance table above, and our cumulative TSR. The chart represents the cumulative TSR of the Company of an initial investment of $100 for the measurement period beginning December 31, 2021, and ending December 31, 2022, 2023, 2024, and 2025.

PEO and Average NEO Compensation Actually Paid Versus
UFP Technologies, Inc. Cumulative TSR
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$600
$500
$400
$300
$200
$100
$0
$150.77
$252.95
$369.09
$524.50
$476.22
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
UFP Cumulative TSR

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our other NEOs, and our net income during years 2021 through 2025, each as set forth in the table above.

PEO and Average NEO Compensation Actually Paid Versus Net Income
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
$15,885,720
$41,789,243
$44,923,806
$58,981,545
$68,312,522
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net income

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our other NEOs, and the adjusted operating income during years 2021 through 2025, each as set forth in the table above.

PEO and Average NEO Compensation Actually Paid Versus Adjusted Operating Income
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$110,000,000
$100,000,000
$90,000,000
$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
$22,949,475
$48,844,231
$65,739,297
$92,301,415
$102,873,480
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Adjusted Operating Income

The following chart compares our cumulative TSR to that of our peer group over the same time period. The chart represents the cumulative TSR of the Company of an initial investment of $100 for the measurement period beginning December 31, 2021, and ending December 31, 2022, 2023, 2024 and 2025.

UFP Technologies, Inc. Cumulative TSR Versus
Peer Group Cumulative TSR
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
$150.77
$252.95
$369.09
$524.50
$476.22
$104.11
$83.19
$102.33
$112.51
$112.86
2021
2022
2023
2024
2025
UFP Technologies, Inc. Cumulative TSR
Peer Group Cumulative TSR

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the performance measures that we believe represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2025. The measures in this table are not ranked.

Performance measure	Performance measure description
Adjusted operating income	Operating income as adjusted is GAAP operating income as adjusted to disregard non‑recurring income or expenses, including intangible amortization, acquisition related costs, changes in fair value of contingent consideration and gains or losses from the sale of equipment.
Net sales	Net sales as per the Company’s consolidated income statements for the respective years.
Return on invested capital	Operating income net of taxes, divided by average invested capital (equity plus debt less cash).
DIRECTOR COMPENSATION
Our non‑employee directors annually receive: (i) a retainer of $210,000, with a $60,000 cash component and a $150,000 equity component, payable in the form of restricted stock unit awards (“RSU’s”) that vest on May 31 of the following year, (ii) an audit committee retainer of $10,000 in cash, with an additional $22,500 for the non‑employee director serving as audit committee chair, (iii) a compensation committee retainer of $7,500 in cash, with an additional $17,500 for the non-employee director serving as compensation committee chair, (iv) reimbursement of expenses for each meeting physically attended, and (v) a lead independent director retainer of $35,000 for the individual serving in that position.
There was no additional compensation paid for services to the nominating committee in fiscal year 2025.
Under our stock ownership guidelines, the Board has established a goal that, within five years after joining the Board, each non‑employee Board member beneficially own shares of our stock valued at three times his or her annual base cash retainer fee.

The table below summarizes the compensation paid to each of our non-employee directors. For a summary of the compensation earned by Mr. Bailly, our President, Chief Executive Officer and Chairman of the Board of Directors, see the “Executive Compensation” section above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Marc Kozin	$64,250	$150,000	$—	$214,250
Thomas Oberdorf	$67,000	$150,000	$—	$217,000
Daniel C. Croteau	$94,250	$150,000	$—	$244,250
Cynthia L. Feldmann	$88,250	$150,000	$—	$238,250
Joseph John Hassett	$80,500	$150,000	$—	$230,500
Symeria Hudson	$67,539	$150,000	$—	$217,539
______________________
(1)On June 4, 2025, we granted to each continuing non‑employee director who served on the Board at that date 625 RSU’s with a value equal to approximately $150,000, which vest on May 31, 2026, calculated using the $240.08 closing price of the Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.
(2)Messrs. Kozin, Oberdorf, Croteau and Hassett and Mses. Feldmann and Hudson had outstanding Option Awards at December 31, 2025 of 9,866, 16,510, 16,510, 2,842, 7,110, and 1,196, respectively.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy for Review and Approval of Related Party Transactions
The Company’s Audit Committee reviews and approves all related-party transactions involving executive officers and directors. The Company has a written policy governing the review of related party transactions, which are defined as those transactions or series of similar transactions where (i) the aggregate amount involved exceeds $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any related party has or will have a direct or indirect material interest in the transaction (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). Any transactions directly or indirectly involving any related party is subject to the review and approval process described in the policy.
Related Party Transactions
R. Jeffrey Bailly. In fiscal 2025, we paid Mr. Bailly’s brother, John Bailly, compensation in the aggregate amount of approximately $216,292 which primarily consisted of salary and of benefits available to all employees, for services rendered to us in his capacity as Director, Corporate Estimating.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
This advisory vote on executive compensation is provided as required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Securities Exchange Act of 1934, as amended. We are seeking the approval by our stockholders of a non‑binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Officer and Director Compensation” and “Executive Compensation.” While this stockholders’ vote on executive compensation is only an advisory vote that is not binding on us or our Board of Directors, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.
As described more fully above under “Executive Officer and Director Compensation,” the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long‑term success. We believe this requires a competitive compensation structure as compared to companies of a similar size in the same or similar industries. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of our specified performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include performance‑based restricted stock unit with a time‑based vesting component as a significant element of prospective executive compensation so that the value of a portion of an executive’s compensation is dependent upon both company‑wide performance measures and continued employment.
We urge stockholders to read the Executive Officer and Director Compensation, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.
In light of the above, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Officer and Director Compensation are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our success. To that end, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Executive Officer and Director Compensation section, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby APPROVED.
Principal Effects of Approval or Non‑Approval of the Proposal
The approval of the compensation of the named executive officers, commonly known as a “say‑on‑pay” resolution, is non‑binding on the Board of Directors. As stated above, although the vote is non‑binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
It is our current intention to provide stockholders with an opportunity to approve, on a non‑binding advisory basis, the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2027 annual meeting of stockholders.
Vote Required
The non‑binding approval of the compensation of the named executive officers by the stockholders requires the approval of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting. Abstentions and broker non‑votes will not be treated as votes cast for this purpose and will not affect the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2026, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Grant Thornton for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will review our relationship with Grant Thornton and take such action as it deems appropriate, which may include continuing to retain Grant Thornton as our independent registered public accounting firm.
Vote Required
The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting is required to ratify the appointment of Grant Thornton. Abstentions will not be treated as votes cast for this purpose and will not affect the outcome of the vote. Please see Voting Procedure section below, with respect to broker non‑votes on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.
Independent Registered Public Accounting Firm
The Audit Committee has appointed Grant Thornton LLP to be our independent registered public accounting firm and to audit our consolidated financial statements for the year ending December 31, 2026. We are advised that no member of Grant Thornton has any direct financial interest or material indirect financial interest in us or has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date. Grant Thornton also served as our independent registered public accounting firm during 2025, 2024 and 2023.
A representative of Grant Thornton is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.
Audit Fees. We incurred an aggregate of approximately $1,394,529 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2025 and an aggregate of approximately $1,326,793 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2024. Audit fees include fees and expenses for professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, reviews of the financial statements included in each of our Quarterly Reports on Form 10‑Q during those years and fees for services related to our registration statements, consents and assistance with and review of documents filed with the SEC.
Audit‑Related Fees. We incurred no audit‑related fees in the fiscal years ended December 31, 2025 and 2024 from Grant Thornton.
Tax Fees. We incurred an aggregate of approximately $252,785 in tax fees from Grant Thornton for tax planning and compliance in the fiscal year ended December 31, 2025 and $157,800 in tax fees from Grant Thornton for the fiscal year ended December 31, 2024.
All Other Fees. We incurred no other fees from Grant Thornton in the fiscal year ended December 31, 2025 and in the fiscal year ended December 31, 2024, we incurred $285,989 in other fees from Grant Thornton.
The Audit Committee has considered whether the provision of non‑audit services by Grant Thornton is compatible with maintaining Grant Thornton’s independence and believes that the provision of such services is compatible.

Audit Committee Policy on Pre‑Approval of Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre‑approve all audit and permissible non‑audit services provided by Grant Thornton. These services may include audit services, audit‑related services, tax services and other services. All of the services described under Audit Fees and Tax Fees in the immediately preceding section were approved by the Audit Committee.
OTHER MATTERS
Voting Procedures
The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections we appoint. An automated system tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.
A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposals at the Meeting. However, if a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting, whether or not a quorum is present. Votes withheld, abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum but are disregarded for purposes of determining whether any of the proposals have been approved.
Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.
One of the proposals before the Meeting is deemed a “routine” matter, namely the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2026 (Proposal No. 3), which means that, if your shares are held in street name, your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1) and the non-binding advisory vote to approve executive compensation (Proposal No. 2) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals, and a broker “non-vote” will occur. Therefore, we urge you to give voting instructions to your bank, broker or nominee on all THREE voting items.
Other Proposed Action
The Board of Directors knows of no matters that may come before the Meeting other than those discussed above. However, if any other matters should properly be presented to the Meeting, the persons named as proxies, R. Jeffrey Bailly, Christopher P. Litterio and Ronald J. Lataille shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment and applicable laws and regulations.
Stockholder Communications
Stockholders may contact our Board of Directors by writing to them c/o Investor Relations, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950‑3504. In general, any stockholder communication directed to the Board or a committee thereof will be delivered to the Board or the appropriate committee. However, we reserve the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.
Stockholder Proposals and Nominations for Director
We must receive stockholder proposals for inclusion in our proxy materials for the 2027 Annual Meeting of Stockholders pursuant to Rule 14a‑8 of the Securities Exchange Act of 1934 no later than January 2, 2027. These proposals must also meet the other requirements of the rules of the SEC and our Bylaws.
Our Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our 2027 Annual Meeting of Stockholders without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals and director nominations for our 2027 Annual Meeting of Stockholders must be received by our Board of Directors, c/o Secretary, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950‑3504, not later than March 6, 2027 and must not have been received earlier than February 4, 2027 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to nominate a director or make a proposal fails to notify us within this time frame, the proposal will not be addressed at our 2027 Annual Meeting of Stockholders. If a stockholder makes a timely notification, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal under circumstances consistent with the proxy rules of the SEC. In addition to satisfying the advance notice procedure in our Bylaws with respect to director nominations, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 Annual Meeting of Stockholders must provide notice that sets forth the information set forth in Rule 14a-19 under the Exchange Act of 1934, either postmarked or transmitted electronically to the Company no later than April 6, 2027.
Pursuant to our Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in any proxy statement and any associated proxy card and serve as director if so elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; and (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that such stockholder is the holder of record, is entitled to vote, and intends to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal, (vii) in the case of a nomination or nominations, a certification or representation that such nominating stockholder has complied with and/or will comply with the requirements of Rule14a-19 and (viii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Securities Exchange Act of 1934. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement we prepare. Compliance with our Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the annual meeting (other than matters properly brought in compliance with the rules of the Securities Exchange Act of 1934).
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and beneficial owners of more than 10% of the Company’s stock to file with the SEC initial reports of ownership and reports of changes in ownership of any equity securities of the Company. Based solely on the Company’s review of the reports that have been filed by or on behalf of such reporting persons in this regard and written representations from such reporting persons that no other reports were required, the Company believes that all reports required by Section 16(a) of the Exchange Act were made on a timely basis during or with respect to 2025.
“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
Once you have received notice from your broker or us that each of us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to UFP Technologies, Inc., Attention: Investor Relation, 100 Hale Street, Newburyport, Massachusetts 01950-3504, or call us at (978) 352-2200.
Can I Change My Vote After I Have Voted?
You may revoke your proxy and change your vote at any time before the final vote at the Meeting by: (1) filing with our Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Secretary, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).
If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Meeting, you may change your vote by attending the Meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Secretary, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950 3504, at or before the final vote at the Meeting.
Incorporation By Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of the Proxy Statement entitled “Report of the Audit Committee” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
Annual Report on Form 10‑K
Copies of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission, this Proxy Statement and the Proxy Card are available to stockholders without charge at our website, www.ufpt.com/investors/filings.html, and upon written request addressed to Investor Relations, UFP Technologies, Inc. at 100 Hale Street, Newburyport, Massachusetts 01950‑3504.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE

UFP TECHNOLOGIES

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UFPT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89461-P50677 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UFP TECHNOLOGIES, INC.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) R. Jeffrey Bailly
02) Thomas Oberdorf
03) Marc Kozin
04) Daniel C. Croteau
05) Cynthia L. Feldmann
06) Joseph John Hassett
07) Symeria Hudson

NOTE: In their discretion, the proxy holders are authorized to vote on all such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V89462-P50677

UFP TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 4, 2026, 10:00 AM EDT

The undersigned hereby appoints R. Jeffrey Bailly, Ronald J. Lataille and Christopher P. Litterio, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2026 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/UFPT2026, on Thursday, June 4, 2026 at 10:00 a.m. EDT, and at any postponement or adjournments thereof, with all powers that the undersigned would possess if personally present, and to vote all shares of Common Stock that the undersigned may be entitled to vote at said meeting. All previous proxies are hereby revoked.

This Proxy is solicited on behalf of the Board of Directors. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted "FOR" all director nominees, "FOR" proposals 2 and 3, and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting.

Continued and to be signed on reverse side